Exhibit 99.2
CONSENT TO BE NAMED DIRECTOR
     Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to being named in the Registration Statement on Form S-1 (File No. 333-173440), together with any and all amendments or supplements thereto, of KiOR, Inc., a Delaware corporation (the “Company”), as a person who has agreed to serve as a director of the Company beginning July 2011 and the inclusion of my biographical information in the Registration Statement. I also consent to the filing of this consent as an exhibit to the Registration Statement.

Dated: June 21, 2011

/s/ Condoleezza Rice Condoleezza Rice